                  NOVASTAR HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1997-2

                         ANNUAL STATEMENT TO BONDHOLDER
                            AS OF DECEMBER 31, 1997

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From the Period December 1, 1997 (Date of Inception) to December 31, 1997
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AGGREGATE COLLECTIONS FROM THE MORTGAGE LOANS
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Total Collections on Pool                       3,198,943.79
Total Servicer Advances                                 0.00
Total Compensating Interest                             0.00
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AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT                                0.00
AGGREGATE UNPAID AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT               0.00

AGGREGATE INSURED PAYMENTS PAID BY INSURER                              0.00
AGGREGATE UNREIMBURSED INSURED AMOUNTS PAYABLE TO INSURER               0.00

AGGREGATE BEGINNING PRINCIPAL BALANCE OF MORTGAGE LOANS       222,574,961.00
AGGREGATE ENDING PRINCIPAL BALANCE OF MORTGAGE LOANS          220,837,645.52

REQUIRED SUBORDINATION AMOUNT                                  10,461,961.00
CURRENT SUBORDINATION AMOUNT                                   10,461,961.00
AGGREGATE SUBORDINATION INCREASE AMOUNT                                 0.00
AGGREGATE SUBORDINATION REDUCTION AMOUNT                                0.00
AGGREGATE NET EXCESS CASHFLOW                                     959,563.84
AGGREGATE UNPAID ACCRUED INTEREST                                       0.00
AGGREGATE REALIZED LOSS ON MORTGAGE LOANS                               0.00

DELINQUENCY
INFORMATION            DELINQUENT      DELINQUENT      DELINQUENT       LOANS IN        REO
AT 12/31/97            30-59 DAYS      60-89 DAYS      90 + DAYS      FORECLOSURE     PROPERTY
PRINCIPAL BALANCE     2,011,579.54     389,633.38      66,774.16          0.00          0.00
NUMBER OF LOANS                  9              3              0             0             0

AGGREGATE
REPURCHASE              CURRENT       CUMULATIVE
INFORMATION             PERIOD          PERIOD
PRINCIPAL BALANCE        0.00           0.00
NUMBER OF LOANS             0              0

AGGREGATE PREPAYMENT INTEREST SHORTFALLS                                0.00
AGGREGATE RELIEF ACT SHORTFALLS                                         0.00
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                       AGGREGATE DISTRIBUTIONS IN DOLLARS                                                              CURRENT
                                     PRIOR                                                 CUMULATIVE                 PRINCIPAL
                    ORIGINAL       PRINCIPAL                                                REALIZED     DEFERRED      BALANCE
 CLASS             FACE VALUE       BALANCE        INTEREST     PRINCIPAL      TOTAL         LOSSES      INTEREST    AT 12/31/1997
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         BONDS   212,113,000.0   212,113,000.00   515,552.43   1,737,315.48  2,252,867.91     0.00        0.00      210,375,684.52
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TOTALS           212,113,000.0   212,113,000.00   515,552.43   1,737,315.48  2,252,867.91     0.00        0.00      210,375,684.52
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AVERAGE BOND INTEREST RATE                                                                                                6.25000%
MAXIMUM BOND INTEREST RATE                                                                                                  14.51%
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